Exhibit 99.1

CONTACT:
Tere Miller
Vice President, Corporate Communications
760-741-2111 ext. 1177

REALTY INCOME ANNOUNCES THIRD QUARTER
AND NINE MONTH OPERATING RESULTS

ESCONDIDO, CALIFORNIA, October 27, 2010...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced operating results for the third quarter ended September 30, 2010. All per share amounts presented in this press release are on a diluted per common share basis, unless stated otherwise.

COMPANY HIGHLIGHTS:
(For the quarter ended September 30, 2010,
as compared to the same quarterly period in 2009)

●Revenue increased 7.0% to $87.2 million as compared to $81.5 million
●FFO available to common stockholders decreased 0.8% to $47.8 million
●FFO per share decreased 2.1% to $0.46
●AFFO per share was unchanged at $0.47
●Net income available to common stockholders per share was $0.25
●Portfolio occupancy increased to 96.4%
●Same store rents increased 0.3% to $78.7 million
●Dividends paid per common share increased 0.9%
●The monthly dividend increased for the 52nd consecutive quarter to an annualized amount of $1.72725 per share
●Invested $13.9 million in two new properties
●Raised $197 million from common stock offering

Financial Results

Revenue
Revenue, for the quarter ended September 30, 2010, increased 7.0% to $87.2 million as compared to $81.5 million for the same quarter in 2009. Revenue, for the nine months ended September 30, 2010, increased 3.6% to $253.2 million as compared to $244.5 million for the same period in 2009.

Net Income Available to Common Stockholders
Net income available to common stockholders, for the quarter ended September 30, 2010, was $25.6 million as compared to $27.1 million for the same quarter in 2009. Net income per share for the quarter was $0.25 as compared to $0.26 for the same quarter in 2009.

Net income available to common stockholders, for the nine months ended September 30, 2010, was $74.7 million as compared to $77.6 million for the same period in 2009. Net income per share, for the nine months ended September 30, 2010, was $0.72 as compared to $0.75 for the same period in 2009.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. The amount of impairments and/or gains on property sales varies from quarter to quarter. This variance can significantly impact net income.

During the third quarter of 2010, income from continuing operations available to common stockholders was $0.23 per share as compared to $0.24 per share for the same quarter in 2009.

During the first nine months of 2010, income from continuing operations available to common stockholders was $0.68 per share as compared to $0.70 per share for the same period in 2009.

FFO Available to Common Stockholders
Funds from Operations (FFO), for the quarter ended September 30, 2010, decreased 0.8% to $47.8 million as compared to $48.2 million for the same quarter in 2009. FFO per share, for the quarter ended September 30, 2010, decreased 2.1% to $0.46 as compared to $0.47 for the same quarter in 2009.

FFO, for the nine months ended September 30, 2010, decreased 0.6% to $141.2 million as compared to $142.1 million for the same period in 2009. FFO per share, for the nine months ended September 30, 2010, decreased 0.7% to $1.36 as compared to $1.37 for the same period in 2009.

AFFO Available to Common Stockholders
Adjusted Funds from Operations (AFFO), for the quarter ended September 30, 2010, was $48.6 million as compared to $48.5 million for the same quarter in 2009. AFFO per share, for the quarter ended September 30, 2010, was unchanged at $0.47 as compared to the same quarter in 2009.

AFFO, for the nine months ended September 30, 2010, was $143.9 million as compared to $144.1 million for the same period in 2009. AFFO per share, for the nine months ended September 30, 2010, was unchanged at $1.39 as compared to the same period in 2009.

The Company considers FFO and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance as they are based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. FFO and AFFO are alternative, non-GAAP measures that are also considered to be good indicators of a company’s ability to generate income to pay dividends. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition as net income available to common stockholders plus depreciation and amortization of real estate assets, reduced by gains on sales of investment properties and extraordinary items. AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue. See our reconciliation of net income available to common stockholders to FFO and AFFO on page seven.

Dividend Information
In September 2010, Realty Income announced the 52nd consecutive quarterly dividend increase, which is the 59th increase in the amount of the dividend since the Company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of September 30, 2010, was $1.72725 per share. The amount of the monthly dividends paid, for the nine months ended September 30, 2010, increased 0.9% to $1.290 per share from $1.279 per share compared to the same period in 2009. Through September 30, 2010, the Company has paid 482 consecutive monthly dividends.

Real Estate Portfolio Update

As of September 30, 2010, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 2,342 properties located in 49 states, leased to 118 commercial enterprises doing business in 32 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.2 years.

Portfolio Management Activities
The Company’s portfolio of commercial real estate, owned primarily under 15- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of September 30, 2010, portfolio occupancy was 96.4% with 84 properties available for lease out of a total of 2,342 properties in the portfolio.

Rent Increases
During the quarter ended September 30, 2010, same store rents on 2,148 properties under lease increased 0.3%, as compared to the same quarter in 2009. During the nine months ended September 30, 2010, same store rents on 2,148 properties under lease increased 0.4%, as compared to the same period in 2009.

Property Acquisitions
During the third quarter of 2010, Realty Income invested $13.9 million in two new properties. The new properties are located in two states and are 100% leased with an initial average lease term of 17.4 years and an initial average lease yield of 7.8%.

During the nine months ended September 30, 2010, Realty Income invested $302.9 million in 23 new properties. The new properties are located in eight states and are 100% leased with an initial average lease term of 18.3 years and an initial average lease yield of 7.6%.

Realty Income maintains a $355 million unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of September 30, 2010, there were no outstanding borrowings on the Company’s acquisition credit facility and the full $355 million was available to fund new property acquisitions. In addition, the Company had cash and cash equivalents of $155.6 million at September 30, 2010.

Property Dispositions
Realty Income continued to successfully execute its asset disposition program in 2010. The objective of this program is to sell assets when the Company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the Company's real estate portfolio, increase the average lease length, or decrease tenant or industry concentration.

During the quarter ended September 30, 2010, Realty Income sold nine properties for $8.9 million, which resulted in a gain on sales of $1.9 million. During the nine months ended September 30, 2010, Realty Income sold 19 properties for $16.7 million, which resulted in a gain on sales of $4.3 million.

Other Activities

Offering of 6.2 Million Shares of Common Stock
In September 2010, Realty Income issued 6,198,500 shares of the Company’s common stock, including 808,500 shares purchased by the underwriters upon the exercise of their over-allotment option. Net proceeds from the offering, after underwriting discounts and offering expenses payable by the Company, were approximately $196.9 million.

Acquisition of 23 Properties for Approximately $126.5 Million Leased to 13 Tenants
Subsequent to the end of the third quarter 2010, Realty Income acquired 23 retail properties leased to 13 different tenants in six different states, for approximately $126.5 million, under long-term lease agreements. The properties are in eight different industries, all of which are already in the Company’s portfolio. These acquisitions were funded by the Company’s common stock offering in September 2010.

Acquisition of Approximately $250 Million of Properties in Sale-Leaseback Transaction
During October 2010, Realty Income signed a purchase agreement to acquire 136 retail properties for approximately $250 million under long-term, net-lease agreements. The properties are of a type the Company already has in its portfolio. While Realty Income’s acquisition of these properties is subject to a number of conditions, it is anticipated that the transaction should be completed within the next 90 days. If the transaction is completed, Realty Income expects to fund the purchase price with cash on hand, borrowings under its acquisition credit facility, and/or the possible issuance of public securities. The Company also said it plans to disclose further information about this acquisition subsequent to its completion.

Crest Net Lease
Crest is focused on acquiring and subsequently marketing net-leased properties for sale. Crest did not acquire or sell any properties during the third quarter. At September 30, 2010, Crest’s property inventory consisted of three properties valued at $3.8 million. During the third quarter of 2010 and 2009, Crest did not contribute to Realty Income’s FFO per share. For the nine months ended September 30, 2010, Crest contributed $0.01 per share to Realty Income’s FFO per share as compared to $0.00 for the same period in 2009.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer Tom A. Lewis said, “We continue to enjoy steady performance in our property portfolio and business operations that support the payment of monthly dividends to our shareholders. Our focus during the third quarter was on preparing for additional property acquisitions while maintaining a high level of portfolio occupancy.”

“During the quarter, we reviewed numerous acquisition opportunities and purchased two new properties for $13.9 million, which brought our year-to-date acquisitions to 23 properties acquired for $303 million. The properties acquired during the first nine months of this year have initial average lease lengths of just over 18 years and initial lease yields of 7.6%. Subsequent to the end of the third quarter, we acquired 23 additional properties for over $126 million and also announced an agreement to acquire approximately $250 million in additional properties which, if completed during the fourth quarter, would bring total acquisitions for 2010 to approximately $700 million at initial lease yields of approximately 8%. We believe these acquisitions will have a meaningful impact on our revenue and FFO during 2011 and beyond.”

“We were also successful in permanently financing the 2010 properties we have acquired to date by issuing 6.2 million common shares in an offering where the over-allotment was exercised, providing us with net proceeds of about $197 million. This capital raise, combined with our second quarter issuance of $250 million of 5.75% senior unsecured notes, leaves us in a very liquid position to pursue additional acquisition opportunities during the balance of the year and into 2011.”

“During the third quarter, we continued to enjoy strong performance in our real estate portfolio with occupancy increasing to 96.4% and same store rents increasing 0.3%. Absent additional unforeseen difficulties in the economy, we believe we may have seen the worst of the impact of the recession on the portfolio, and we would anticipate an increased level of occupancy and same store rent growth over the next year.”

“Finally, our solid operating performance allowed us to increase the amount of the dividend once again during the third quarter. Providing monthly dividends that increase over time is our mission, so we remain focused on operating the business in a manner that supports the payment of monthly dividends that increase over time to our shareholders.”

FFO Commentary
Realty Income’s FFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the Company’s revenue. There are, however, several factors that can cause FFO per share to vary from levels that have been anticipated by the Company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property acquisitions and dispositions, lease rollovers, the general real estate market, the economy, charges for property impairments, and the operations of Crest.

2010 Estimates
Management estimates that FFO per share for 2010 should range from $1.82 to $1.83, which represents an annual FFO per share decrease of 0.5% to 1.1%, as compared to 2009 FFO per share of $1.84. FFO for 2010 is based on an estimated net income per share range of $0.97 to $0.98 plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.90 and reduced by potential gain on sales of investment properties of $0.05 per share.

2011 Estimates
Management estimates that FFO per share for 2011 should range between $1.96 to $2.01 per share, or an increase of 7.1% to 10.4% in annual FFO growth, compared to its 2010 estimate of $1.82 to $1.83. FFO for 2011 is based on an estimated net income per share range of $1.09 to $1.14 plus (in accordance with NAREIT’s definition of FFO) estimated real estate depreciation of $0.90 and reduced by potential gains on sales of investment properties of $0.03 per share.

About Realty Income
Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of September 30, 2010, the Company had paid 482 consecutive monthly dividends throughout its 41-year operating history. The monthly income is supported by the cash flows from over 2,342 properties owned under long-term lease agreements with regional and national retail chains and other commercial enterprises. The Company is an active buyer of net-leased properties nationwide.

Forward-Looking Statements
Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the Company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, the outcome of any legal proceedings to which the Company is a party, and the profitability of Crest, the Company’s subsidiary, as described in the Company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available at no charge by calling our toll-free investor hotline number: 888-811-2001, or via the internet at http://www.realtyincome.com/Investing/News.html.

CONSOLIDATED STATEMENTS OF INCOME
For the three and nine months ended September 30, 2010 and 2009
(dollars in thousands, except per share amounts)
	Three Months Ended 9/30/10	Three Months Ended 9/30/09	Nine Months Ended 9/30/10	Nine Months Ended 9/30/09
REVENUE
Rental	$87,089	$81,036	$252,369	$243,292
Other	84	427	854	1,255
Total revenue	87,173	81,463	253,223	244,547

EXPENSES
Depreciation and amortization	24,100	22,680	70,621	67,976
Interest	25,135	21,374	68,106	64,151
General and administrative	6,165	4,906	19,526	15,862
Property	1,763	1,472	5,355	5,290
Income taxes	335	74	890	684
Total expenses	57,498	50,506	164,498	153,963
Income from continuing operations	29,675	30,957	88,725	90,584
Income from discontinued operations:
Real estate acquired for resale by Crest	221	207	585	308
Real estate held for investment	1,758	1,988	3,597	4,904
Total income from discontinued operations	1,979	2,195	4,182	5,212

Net income	31,654	33,152	92,907	95,796
Preferred stock cash dividends	(6,063)	(6,063)	(18,190)	(18,190)
Net income available to common stockholders	$25,591	$27,089	$74,717	$77,606

Funds from operations available to common stockholders (FFO)	$47,804	$48,154	$141,247	$142,069
Adjusted funds from operations (AFFO)	$48,585	$48,499	$143,930	$144,118

Per share information for common stockholders:
Income from continuing operations: Basic and diluted	$0.23	$0.24	$0.68	$0.70
Net income: Basic and diluted	$0.25	$0.26	$0.72	$0.75
FFO, basic(1):
FFO before Crest contribution	$0.46	$0.46	$1.36	$1.37
Crest Net Lease	$0.00	$0.00	$0.01	$0.00
Total FFO	$0.46	$0.47	$1.36	$1.37
FFO, diluted(1):
FFO before Crest contribution	$0.46	$0.46	$1.35	$1.37
Crest Net Lease	$0.00	$0.00	$0.01	$0.00
Total FFO	$0.46	$0.47	$1.36	$1.37

AFFO, basic and diluted	$0.47	$0.47	$1.39	$1.39

Cash dividends paid	$0.431	$0.427	$1.290	$1.279

(1)	The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

	Three Months Ended 9/30/10	Three Months Ended 9/30/09	Nine Months Ended 9/30/10	Nine Months Ended 9/30/09
Net income available to common stockholders	$25,591	$27,089	$74,717	$77,606
Depreciation and amortization:
Continuing operations	24,100	22,680	70,621	67,976
Discontinued operations	101	279	416	976
Depreciation of furniture, fixtures & equipment	(69)	(80)	(223)	(239)
Gain on sales of investment properties:
Continuing operations	--	(15)	(468)	(15)
Discontinued operations	(1,919)	(1,799)	(3,816)	(4,235)
Funds from operations available to common stockholders	$47,804	$48,154	$141,247	$142,069

FFO per common share, basic and diluted	$0.46	$0.47	$1.36	$1.37

Dividends paid to common stockholders	$45,026	$44,541	$134,700	$133,367

FFO in excess of dividends paid to common stockholders	$2,778	$3,613	$6,547	$8,702

Weighted average number of common shares used for computation per share:
Basic	103,830,029	103,470,512	103,781,108	103,528,952
Diluted	103,977,023	103,481,892	103,887,679	103,532,894

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets reduced by gains on sales of investment properties and extraordinary items.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)
(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). AFFO further adjusts FFO by adding back non-cash items that reduce net income in accordance with GAAP, and deducting such items as capitalized expenditures and straight-line rent revenue.

	Three Months Ended 9/30/10	Three Months Ended 9/30/09	Nine Months Ended 9/30/10	Nine Months Ended 9/30/09
Net income available to common stockholders	$25,591	$27,089	$74,717	$77,606
Cumulative adjustments to calculate FFO(1)	22,213	21,065	66,530	64,463
FFO available to common stockholders	47,804	48,154	141,247	142,069
Amortization of share-based compensation	1,347	994	4,824	3,733
Amortization of deferred note financing costs(2)	431	341	1,114	1,022
Provisions for impairment	84	29	171	340
Capitalized leasing costs and commissions	(238)	(348)	(874)	(957)
Capitalized building improvements	(438)	(438)	(1,404)	(1,279)
Straight-line rent revenue(3)	(405)	(233)	(1,148)	(810)
Total AFFO available to common stockholders	$48,585	$48,499	$143,930	$144,118

AFFO per common share, basic and diluted	$0.47	$0.47	$1.39	$1.39

Dividends paid to common stockholders	$45,026	$44,541	$134,700	$133,367

AFFO in excess of dividends paid to common stockholders	$3,559	$3,958	$9,230	$10,751

(1)	See FFO calculation above for reconciling items.
(2)
Amortization of deferred note financing costs includes the amortization of costs incurred and capitalized when our notes were issued in January 1999, March 2003, November 2003, March 2005, September 2005, September 2006, September 2007 and June 2010. These costs are being amortized over the lives of these notes. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)	A negative amount indicates that our straight-line rent revenue was greater than our actual cash rent collected.

HISTORICAL FUNDS FROM OPERATIONS
(dollars in thousands, except per share amounts)

For the three months ended September 30,	2010	2009	2008	2007	2006

Net income available to common stockholders	$25,591	$27,089	$28,634	$27,910	$24,207
Depreciation and amortization	24,132	22,879	22,844	19,514	14,612
Gain on sales of investment properties	(1,919)	(1,814)	(5,730)	(799)	(843)
Total FFO	$47,804	$48,154	$45,748	$46,625	$37,976

Total FFO per diluted share	$0.46	$0.47	$0.46	$0.47	$0.43

Total FFO	$47,804	$48,154	$45,748	$46,625	$37,976
Less FFO contributed by Crest	(221)	(207)	(238)	(1,937)	(99)
FFO before Crest contribution	$47,583	$47,947	$45,510	$44,688	$37,877

FFO components, per diluted share(1):
FFO before Crest contribution	$0.46	$0.46	$0.45	$0.45	$0.42
Crest FFO contribution	$0.00	$0.00	$0.00	$0.02	$0.00

Total FFO	$0.46	$0.47	$0.46	$0.47	$0.43

Cash dividends paid per share	$0.431	$0.427	$0.417	$0.391	$0.360
Diluted shares outstanding	103,977,023	103,481,892	100,420,070	100,252,953	89,267,138

For the nine months ended September 30,	2010	2009	2008	2007	2006

Net income available to common stockholders	$74,717	$77,606	$79,320	$89,043	$71,033
Depreciation and amortization	70,814	68,713	68,616	56,071	42,901
Gain on sales of investment properties	(4,284)	(4,250)	(9,439)	(3,190)	(3,036)
Total FFO	$141,247	$142,069	$138,497	$141,924	$110,898

Total FFO per diluted share	$1.36	$1.37	$1.38	$1.41	$1.27

Total FFO	$141,247	$142,069	$138,497	$141,924	$110,898
Less FFO contributed by Crest	(585)	(308)	(1,338)	(7,967)	(1,515)
FFO before Crest contribution	$140,662	$141,761	$137,159	$133,957	$109,383

FFO components, per diluted share(1):
FFO before Crest contribution	$1.35	$1.37	$1.37	$1.34	$1.26
Crest FFO contribution	$0.01	$0.00	$0.01	$0.08	$0.02

Total FFO	$1.36	$1.37	$1.38	$1.41	$1.27

Cash dividends paid per share	$1.290	$1.279	$1.239	$1.152	$1.060
Diluted shares outstanding	103,887,679	103,532,894	100,462,396	100,326,859	87,084,545

(1) The above FFO per share amounts have been rounded to the nearest two decimals and, as such, the individual amounts may not add up to the “Total FFO” amount.

CONSOLIDATED BALANCE SHEETS
As of September 30, 2010 and December 31, 2009
(dollars in thousands, except per share amounts)

	2010	2009
ASSETS
Real estate, at cost:
Land	$1,353,973	$1,169,295
Buildings and improvements	2,366,621	2,270,161
Total real estate, at cost	3,720,594	3,439,456
Less accumulated depreciation and amortization	(690,511)	(630,840)
Net real estate held for investment	3,030,083	2,808,616
Real estate held for sale, net	9,639	8,266
Net real estate	3,039,722	2,816,882
Cash and cash equivalents	155,582	10,026
Accounts receivable, net	10,398	10,396
Goodwill	17,206	17,206
Other assets, net	62,626	60,277
Total assets	$3,285,534	$2,914,787

LIABILITIES AND STOCKHOLDERS’ EQUITY
Distributions payable	$17,954	$16,926
Accounts payable and accrued expenses	26,846	38,445
Other liabilities	13,750	16,807
Line of credit payable	--	4,600
Notes payable	1,600,000	1,350,000
Total liabilities	1,658,550	1,426,778

Stockholders’ equity:
Preferred stock and paid in capital, par value $1.00 per share, 20,000,000 shares authorized, 13,900,000 issued and outstanding	337,790	337,790
Common stock and paid in capital, par value $1.00 per share, 200,000,000 shares authorized, 110,696,348 and 104,286,705 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	1,829,223	1,629,237
Distributions in excess of net income	(540,029)	(479,018)
Total stockholders’ equity	1,626,984	1,488,009
Total liabilities and stockholders’ equity	$3,285,534	$2,914,787

Realty Income Performance vs. Major Stock Indices

			Equity						NASDAQ
	Realty Income		REIT Index(1)		DJIA		S&P 500		Composite
	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total	Dividend	Total
	Yield	Return(2)	Yield	Return(3)	Yield	Return(3)	Yield	Return(3)	Yield	Return(4)

1995	8.3%	42.0%	7.4%	15.3%	2.4%	36.9%	2.3%	37.6%	0.6%	39.9%
1996	7.9%	15.4%	6.1%	35.3%	2.2%	28.9%	2.0%	23.0%	0.2%	22.7%
1997	7.5%	14.5%	5.5%	20.3%	1.8%	24.9%	1.6%	33.4%	0.5%	21.6%
1998	8.2%	5.5%	7.5%	(17.5%)	1.7%	18.1%	1.3%	28.6%	0.3%	39.6%
1999	10.5%	(8.7%)	8.7%	(4.6%)	1.3%	27.2%	1.1%	21.0%	0.2%	85.6%
2000	8.9%	31.2%	7.5%	26.4%	1.5%	(4.7%)	1.2%	(9.1%)	0.3%	(39.3%)
2001	7.8%	27.2%	7.1%	13.9%	1.9%	(5.5%)	1.4%	(11.9%)	0.3%	(21.1%)
2002	6.7%	26.9%	7.1%	3.8%	2.6%	(15.0%)	1.9%	(22.1%)	0.5%	(31.5%)
2003	6.0%	21.0%	5.5%	37.1%	2.3%	28.3%	1.8%	28.7%	0.6%	50.0%
2004	5.2%	32.7%	4.7%	31.6%	2.2%	5.6%	1.8%	10.9%	0.6%	8.6%
2005	6.5%	(9.2%)	4.6%	12.2%	2.6%	1.7%	1.9%	4.9%	0.9%	1.4%
2006	5.5%	34.8%	3.7%	35.1%	2.5%	19.0%	1.9%	15.8%	0.8%	9.5%
2007	6.1%	3.2%	4.9%	(15.7%)	2.7%	8.8%	2.1%	5.5%	0.8%	9.8%
2008	7.3%	(8.2%)	7.6%	(37.7%)	3.6%	(31.8%)	3.2%	(37.0%)	1.3%	(40.5%)
2009	6.6%	19.3%	3.7%	28.0%	2.6%	22.6%	2.0%	26.5%	1.0%	43.9%
YTD Q3 2010	5.1%	35.1%	3.8%	19.1%	2.6%	5.6%	2.0%	3.9%	1.1%	4.4%
Compounded Average Annual Total Return(5)		18.0%		10.4%		9.0%		7.7%		7.3%

Note: All of these Dividend Yields are calculated as annualized dividend based on last dividend paid in applicable time period divided by closing price as of period end. Dividend Yield sources: NAREIT website and Bloomberg.

(1) FTSE NAREIT US Equity REIT Index, as per NAREIT website.
(2) Calculated as closing stock price as of period end plus dividends paid in period divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.
(3) Includes reinvestment of dividends. Sources: NAREIT website and Factset.
(4) Price only index, does not include dividends. Source: Factset.
(5) All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income's NYSE listing on October 18, 1994 through September 30, 2010, and assuming reinvestment of dividends, except for NASDAQ. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio (excluding properties owned by Crest) classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:
	Percentage of Rental Revenue(1)
	For the Quarter	For the Years Ended
Industries	Ended September 30, 2010	Dec 31, 2009	Dec 31, 2008	Dec 31, 2007	Dec 31, 2006	Dec 31, 2005	Dec 31, 2004
Apparel stores	1.0%	1.1%	1.1%	1.2%	1.7%	1.6%	1.8%
Automotive collision services	1.0	1.1	1.0	1.1	1.3	1.3	1.0
Automotive parts	1.3	1.5	1.6	2.1	2.8	3.4	3.8
Automotive service	4.7	4.8	4.8	5.2	6.9	7.6	7.7
Automotive tire services	6.3	6.9	6.7	7.3	6.1	7.2	7.8
Book stores	0.1	0.2	0.2	0.2	0.2	0.3	0.3
Business services	*	*	*	0.1	0.1	0.1	0.1
Child care	6.6	7.3	7.6	8.4	10.3	12.7	14.4
Consumer electronics	0.6	0.7	0.8	0.9	1.1	1.3	2.1
Convenience stores	16.5	16.9	15.8	14.0	16.1	18.7	19.2
Crafts and novelties	0.3	0.3	0.3	0.3	0.4	0.4	0.5
Distribution and office	1.0	1.0	1.0	0.6	--	--	--
Drug stores	4.0	4.3	4.1	2.7	2.9	2.8	0.1
Entertainment	1.2	1.3	1.2	1.4	1.6	2.1	2.3
Equipment rental services	0.2	0.2	0.2	0.2	0.2	0.4	0.3
Financial services	0.2	0.2	0.2	0.2	0.1	0.1	0.1
General merchandise	0.7	0.8	0.8	0.7	0.6	0.5	0.4
Grocery stores	0.7	0.7	0.7	0.7	0.7	0.7	0.8
Health and fitness	6.9	5.9	5.6	5.1	4.3	3.7	4.0
Home furnishings	1.3	1.3	2.4	2.6	3.1	3.7	4.1
Home improvement	1.7	1.9	1.9	2.1	3.4	1.1	1.0
Motor vehicle dealerships	2.6	2.7	3.1	3.1	3.4	2.6	0.6
Office supplies	0.9	1.0	1.0	1.1	1.3	1.5	1.6
Pet supplies and services	0.8	0.9	0.8	0.9	1.1	1.3	1.4
Private education	0.8	0.9	0.8	0.8	0.8	0.8	1.1
Restaurants	19.7	21.3	21.8	21.2	11.9	9.4	9.7
Shoe stores	0.2	--	--	--	--	0.3	0.3
Sporting goods	2.6	2.6	2.3	2.6	2.9	3.4	3.4
Theaters	8.7	9.2	9.0	9.0	9.6	5.2	3.5
Travel plazas	0.2	0.2	0.2	0.2	0.3	0.3	0.4
Video rental	*	1.0	1.1	1.7	2.1	2.5	2.8
Wine and spirits	5.5	--	--	--	--	--	--
Other	1.7	1.8	1.9	2.3	2.7	3.0	3.4
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*  Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Tenant Diversification

Largest Tenants based on Percentage of Total Portfolio Rental Revenue at September 30, 2010
Diageo	5.7%	TBC Corporation	3.0%
AMC Theatres	5.7%	Couche-Tard/Circle K	2.8%
L.A. Fitness	5.6%	FreedomRoads/Camping World	2.7%
Hometown Buffet	5.6%	Boston Market	2.6%
The Pantry	4.1%	NPC International/Pizza Hut	2.5%
Friendly’s Ice Cream	3.8%	KinderCare Learning Centers	2.4%
Rite Aid	3.2%	Regal Cinemas	2.2%
La Petite Academy	3.0%

Lease Expirations

The following table sets forth certain information regarding Realty Income's property portfolio (excluding properties owned by Crest) regarding the timing of the lease term expirations (excluding extension options) on our 2,248 net leased, single-tenant properties as of September 30, 2010 (dollars in thousands):

	Total Portfolio			Initial Expirations(3)			Subsequent Expirations(4)
Year	Number of Leases Expiring(1)	Rental Revenue for the Quarter Ended Sept. 30, 2010(2)	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2010	% of Total Rental Revenue	Number of Leases Expiring	Rental Revenue for the Quarter Ended Sept. 30, 2010	% of Total Rental Revenue
2010	72	$1,410	1.6%	7	$180	0.2%	65	$1,230	1.4%
2011	115	3,278	3.8	54	1,874	2.2	61	1,404	1.6
2012	125	2,774	3.2	36	1,026	1.2	89	1,748	2.0
2013	146	4,958	5.8	66	3,096	3.6	80	1,862	2.2
2014	106	3,366	3.9	41	1,913	2.2	65	1,453	1.7
2015	146	3,562	4.2	77	2,152	2.5	69	1,410	1.7
2016	123	2,349	2.7	111	2,105	2.4	12	244	0.3
2017	50	1,822	2.1	39	1,604	1.9	11	218	0.2
2018	42	1,839	2.1	34	1,635	1.9	8	204	0.2
2019	98	5,081	5.9	90	4,657	5.4	8	424	0.5
2020	85	3,731	4.4	74	3,361	3.9	11	370	0.5
2021	178	7,733	9.0	176	7,512	8.7	2	221	0.3
2022	99	2,930	3.4	98	2,882	3.3	1	48	0.1
2023	250	8,405	9.8	248	8,331	9.7	2	74	0.1
2024	62	2,118	2.5	62	2,118	2.5	--	--	--
2025-2043	551	30,529	35.6	539	30,264	35.3	12	265	0.3
Totals	2,248	$85,885	100.0%	1,752	$74,710	86.9%	496	$11,175	13.1%

*  Less than 0.1%

(1)
Excludes ten multi-tenant properties and 84 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)
Includes rental revenue of $130 from properties reclassified as discontinued operations and excludes revenue of $1,334 from ten multi-tenant properties and from 84 vacant and unleased properties at September 30, 2010.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.
(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income's property portfolio (excluding properties owned by Crest) as of September 30, 2010 (dollars in thousands):

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet	Rental Revenue for the Quarter Ended September 30, 2010(1)	Percentage of Rental Revenue
Alabama	62	97%	420,200	$1,807	2.1%
Alaska	2	100	128,500	277	0.3
Arizona	80	99	395,800	2,417	2.8
Arkansas	17	94	92,400	379	0.4
California	78	97	1,569,600	9,493	10.9
Colorado	51	96	471,400	1,798	2.1
Connecticut	23	96	269,100	941	1.1
Delaware	17	100	33,300	431	0.5
Florida	166	92	1,426,700	6,508	7.5
Georgia	131	95	905,500	3,779	4.3
Hawaii	--	--	--	--	--
Idaho	12	100	80,700	340	0.4
Illinois	85	98	1,008,800	4,939	5.7
Indiana	81	95	729,900	3,431	3.9
Iowa	21	100	290,600	1,015	1.2
Kansas	32	88	570,000	1,052	1.2
Kentucky	22	95	110,600	653	0.7
Louisiana	32	100	184,900	899	1.0
Maine	3	100	22,500	161	0.2
Maryland	28	100	266,600	1,597	1.8
Massachusetts	64	98	575,400	2,517	2.9
Michigan	52	100	257,300	1,278	1.5
Minnesota	20	100	389,000	1,541	1.8
Mississippi	71	97	347,600	1,526	1.7
Missouri	62	97	640,100	2,168	2.5
Montana	2	100	30,000	76	0.1
Nebraska	19	95	196,300	490	0.6
Nevada	14	93	153,200	727	0.8
New Hampshire	14	100	109,900	584	0.7
New Jersey	33	100	261,300	1,938	2.2
New Mexico	9	100	58,400	197	0.2
New York	39	97	495,000	2,544	2.9
North Carolina	94	99	531,700	2,896	3.3
North Dakota	6	100	36,600	57	0.1
Ohio	136	94	846,200	3,186	3.6
Oklahoma	24	100	137,400	589	0.7
Oregon	18	94	297,300	834	1.0
Pennsylvania	98	99	677,200	3,551	4.1
Rhode Island	3	100	11,000	58	0.1
South Carolina	99	100	372,500	2,256	2.6
South Dakota	9	100	24,900	102	0.1
Tennessee	131	93	606,700	2,686	3.1
Texas	212	97	2,241,100	7,996	9.2
Utah	4	100	25,200	94	0.1
Vermont	4	100	12,700	126	0.1
Virginia	104	96	636,500	3,359	3.8
Washington	34	94	274,900	982	1.1
West Virginia	2	100	23,000	121	0.1
Wisconsin	21	90	252,700	819	0.9
Wyoming	1	0	5,400	4	*
Totals/Average	2,342	96%	19,503,600	$87,219	100.0%

* Less than 0.1%

(1)	Includes rental revenue for all properties owned by Realty Income at September 30, 2010, including revenue from properties reclassified as discontinued operations of $130.